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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

                                  April 5, 2004
                Date of Report (date of earliest event reported)


                         AMERICAN LEISURE HOLDINGS, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)

            Nevada                      333-48312               75-2877111
----------------------------      ---------------------      ----------------
(State or other jurisdiction      (Commission File No.)       I.R.S. Employer
      of incorporation)                                     (Identification No.)

         Park 80 Plaza East, Saddlebrook, New Jersey                 07663
 ----------------------------------------------------------------- ------------
            (Address of principal executive offices)                (Zip Code)


                                 (201 843 0820)
                            ------------------------
              (Registrant's telephone number, including area code)

ITEM 5.     OTHER EVENTS AND REGULATION FD DISCLOSURE.

                         AMERICAN LEISURE HOLDINGS, INC.
   BRIEF SUMMARY OF ACQUISITION OF ASSETS ACQUIRED FROM GCD ACQUISITION CORP.
                            ("GCD") OF CORAL GABLES,


The assets acquired were in the form of senior, secured notes owed by Around The World Travel, Inc., a Florida Corporation, ("AWT") in the amount of $22,600,000.00. AMLH acquired the assets from GCD Acquisition Corp. ("GCD") of Coral Gables, Florida for $1,700,000, which was paid via the issuance of 340,000 common restricted shares at $5 a share in AMLH. In addition, AMLH gave the seller various indemnities and agreed to assume the seller's liability for, among other things, the responsibilities of GCD to service the purchase money financing for the assets as defined in a certain promissory note dated February 23, 2004 wherein the Maker is a Florida corporation known as Around The World Travel, Inc. and the Payee is CNG Hotels, Ltd. in the amount of $5,000,000 that carries an interest rate of the 3 month LIBOR + 1% per annum. This note is to be serviced on an interest only basis every six months in arrears, until it reaches final maturity in February, 2009.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)   Financial Statements

      None

(b)   Pro Forma Financial Information

      None

(c)   Exhibits

      Various closing documents for the Acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  April 5, 2004


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

AMERICAN LEISURE HOLDINGS, INC.

/s/  L. William Chiles
----------------------------
     L. William Chiles
     Chief Executive Officer


/s/ Malcolm J. Wright
-------------------------
    Malcolm J. Wright
    Chief Financial Officer


                                  EXHIBIT INDEX

      EXHIBIT NUMBER    1                  EXHIBIT
      --------------                       -------

Assignment Agreement Dated March 22, 2004 with GCD Acquisition Corp.

First amendment to agreement between GCD acquisition Corp and American Leisure Holdings, Inc.


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